Exhibit 99.1

For Immediate Release
May 1, 2015
PNM Resources Reports 2015 First Quarter Results
2015 Guidance Affirmed, Conference Call Set for 11 a.m. EDT Today

PNM Resources (In millions, except EPS)

	Q1 2015	Q1 2014
GAAP net earnings	$14.3	$12.5
GAAP diluted EPS	$0.18	$0.16
Ongoing net earnings	$16.5	$14.2
Ongoing diluted EPS	$0.21	$0.18

(ALBUQUERQUE, N.M.) – PNM Resources (NYSE: PNM) today released the company’s 2015 first quarter earnings results. In addition, management affirmed its 2015 consolidated ongoing earnings guidance range of $1.50 to $1.62 per diluted share.

“The company’s first quarter results continue the momentum we’ve established, and we are in a strong position to meet the challenges ahead of us,” said Pat Vincent-Collawn, PNM Resources Chairman, President and CEO. “More importantly, today we plan to file substantially final agreements for the ownership restructuring of San Juan Generating Station, and for a post-2017 coal supply which will provide a significant cost benefit to customers. We are hopeful that with these critical pieces in place we will be able to move forward to finalize the plans for San Juan.”

SEGMENT REPORTING OF 2015 FIRST QUARTER EARNINGS
PNM – a vertically integrated electric utility in New Mexico with distribution, transmission and generation assets.
PNM (In millions, except EPS)

	Q1 2015	Q1 2014
GAAP net earnings	$10.0	$7.5
GAAP diluted EPS	$0.12	$0.09
Ongoing net earnings	$11.1	$9.0
Ongoing diluted EPS	$0.14	$0.11

•
In the first quarter PNM’s ongoing earnings benefitted from the half-priced Palo Verde Unit 1 leases, income from refined coal, reimbursement for spent fuel for Palo Verde, gains from the Palo Verde Nuclear Decommissioning Trust, and AFUDC. These were partially offset by decreased load, the termination of the Gallup wholesale generation contract, and increased depreciation and property tax expenses.

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PNM Resources Reports Q1 Earnings            5-1-15                    p. 2 of 3

TNMP – an electric transmission and distribution utility in Texas.

TNMP (In millions, except EPS)

	Q1 2015	Q1 2014
GAAP net earnings	$7.7	$6.8
GAAP diluted EPS	$0.10	$0.09
Ongoing net earnings	$7.7	$6.8
Ongoing diluted EPS	$0.10	$0.09

•	In the first quarter, TNMP’s ongoing earnings benefitted from rate relief, which was partially offset by increased depreciation and property tax expenses.

Corporate and Other – a segment that reflects costs at the PNM Resources holding company, mainly comprised of interest expense related to debt.

Corporate and Other (In millions, except EPS)

	Q1 2015	Q1 2014
GAAP net earnings (loss)	($3.3)	($1.9)
GAAP diluted EPS	($0.04)	($0.02)
Ongoing net earnings (loss)	($2.3)	($1.6)
Ongoing diluted EPS	($0.03)	($0.02)
Financial materials are available at http://www.pnmresources.com/investors/results.cfm.
FIRST QUARTER CONFERENCE CALL: 11 AM EASTERN TODAY
PNM Resources will discuss first quarter earnings results during a live conference call and webcast today at 11 a.m. Eastern. Speaking on the call will be Pat Vincent-Collawn, PNM Resources chairman, president and CEO, and Chuck Eldred, PNM Resources executive vice president and CFO.

A live webcast of the call will be archived at http://www.pnmresources.com/investors/events.cfm. Listeners are encouraged to visit the website at least 30 minutes before the event to register, download and install any necessary audio software. Investors and analysts can participate in the live conference call by pre-registering using the following link to receive a special dial-in number and PIN: http://dpregister.com/10063728. Telephone participants who are unable to pre-register may participate in the live conference call by dialing (866) 807-9684 or (412) 317-5415 fifteen minutes prior to the event and referencing “the PNM Resources fourth quarter conference call.”

Supporting material for PNM Resources’ earnings announcements can be viewed and downloaded at http://www.pnmresources.com/investors/results.cfm.

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PNM Resources Reports Q1 Earnings            5-1-15                        p. 3 of 3

Background:
PNM Resources (NYSE: PNM) is an energy holding company based in Albuquerque, N.M., with 2014 consolidated operating revenues of $1.4 billion. Through its regulated utilities, PNM and TNMP, PNM Resources has approximately 2,707 megawatts of generation capacity and provides electricity to more than 753,000 homes and businesses in New Mexico and Texas. For more information, visit the company's website at www.PNMResources.com.

CONTACTS:
Analysts                        Media
Jimmie Blotter                        Pahl Shipley
(505) 241-2227                    (505) 241-2782

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995
Statements made in this news release that relate to future events or PNM Resources’ (“PNMR”), Public Service Company of New Mexico’s (“PNM”), or Texas-New Mexico Power Company’s (“TNMP”) (collectively, the “Company”) expectations, projections, estimates, intentions, goals, targets, and strategies are made pursuant to the Private Securities Litigation Reform Act of 1995. Readers are cautioned that all forward-looking statements are based upon current expectations and estimates. PNMR, PNM, and TNMP assume no obligation to update this information. Because actual results may differ materially from those expressed or implied by these forward-looking statements, PNMR, PNM, and TNMP caution readers not to place undue reliance on these statements. PNMR's, PNM's, and TNMP's business, financial condition, cash flow, and operating results are influenced by many factors, which are often beyond their control that can cause actual results to differ from those expressed or implied by the forward-looking statements. For a discussion of risk factors and other important factors affecting forward-looking statements, please see the Company’s Form 10-K and Form 10-Q filings with the Securities and Exchange Commission, which factors are specifically incorporated by reference herein.

Non-GAAP Financial Measures
The Company uses ongoing earnings and ongoing earnings per diluted share (or ongoing diluted earnings per share) to evaluate the operations of the Company and to establish goals for management and employees. While the Company believes these financial measures are appropriate and useful for investors, they are not measures presented in accordance with generally accepted accounting principles in the U.S. (GAAP). The Company does not intend for these measures, or any piece of these measures, to represent any financial measure as defined by GAAP. Furthermore, the Company’s calculations of these measures as presented may or may not be comparable to similarly titled measures used by other companies. The Company uses ongoing earnings guidance to provide investors with management's expectations of ongoing financial performance over the period presented. While the Company believes ongoing earnings guidance is an appropriate measure, it is not a measure presented in accordance with GAAP. The Company does not intend for ongoing earnings guidance to represent an expectation of net earnings as defined by GAAP. Management is generally not able to estimate the impact of the reconciling items between ongoing earnings guidance and forecasted GAAP net earnings, nor their probable impact on GAAP net earnings; therefore, management is generally not able to provide a corresponding GAAP equivalent for earnings guidance.

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PNM Resources, Inc. and Subsidiaries
Schedule 1
Reconciliation of GAAP to Ongoing Earnings
(Preliminary and Unaudited)

	PNM	TNMP	Corporate and Other	Consolidated
	(in thousands)
Quarter Ended March 31, 2015
GAAP Net Earnings (Loss) Attributable to PNMR:	$9,990	$7,694	$(3,344)	$14,340
Adjusting items, net of income tax effects
Mark-to-market impact of economic hedges[1]	1,045	—	—	1,045
Net change in unrealized impairments of available-for-sale securities[2]	(261)	—	—	(261)
New Mexico corporate income tax rate change[3]	(470)	—	(203)	(673)
Regulatory disallowance[4]	131	—	—	131
State tax credit and NOL impairment[3]	658	—	342	1,000
Loss related to businesses previously disposed of5	—	—	902	902
Total Adjustments	1,103	—	1,041	2,144
Ongoing Earnings (Loss)	$11,093	$7,694	$(2,303)	$16,484

Quarter Ended March 31, 2014
GAAP Net Earnings (Loss) Attributable to PNMR:	$7,542	$6,803	$(1,877)	$12,468
Adjusting items, net of income tax effects
Mark-to-market impact of economic hedges[6]	1,673	—	—	1,673
Net change in unrealized impairments of available-for-sale securities[2]	(219)	—	—	(219)
New Mexico corporate income tax rate change[3]	—	—	240	240
Total Adjustments	1,454	—	240	1,694
Ongoing Earnings (Loss)	$8,996	$6,803	$(1,637)	$14,162

2015 income tax effects calculated using tax rates of 35.00% for TNMP and 39.19% for other segments.
2014 income tax effects calculated using tax rates of 35.00% for TNMP and 39.42% for other segments.

The impacts of adjusting items are reflected on the GAAP Condensed Consolidated Statement of Earnings as follows:
[1]Pre-tax[7] impacts reflected as $1,648 thousand reduction in "Electric Operating Revenues" and $71 thousand increase in "Cost of energy"
[2]Pre-tax[7] impact reflected in "Gains on available-for-sale securities'"
[3]Impact reflected in "Income Taxes"
[4]Pre-tax[7] impact reflected in "Regulatory disallowances"
[5]Pre-tax[7] impacts reflected as $291 thousand increase in "Taxes other than income taxes"; $69 thousand increase in "Interest charges"; and $1,122 thousand increase in "Other (deductions)"
[6]Pre-tax[7] impacts reflected as $2,923 thousand reduction in "Electric Operating Revenues" and $161 thousand reduction in "Cost of energy"
[7]Tax impacts reflected in "Income Taxes"

PNM Resources, Inc. and Subsidiaries
Schedule 2
Reconciliation of GAAP to Ongoing Earnings Per Diluted Share
(Preliminary and Unaudited)

	PNM	TNMP	Corporate and Other	Consolidated
	(per diluted share)
Quarter Ended March 31, 2015
GAAP Net Earnings (Loss) Attributable to PNMR:	$0.12	$0.10	$(0.04)	$0.18
Adjusting items
Mark-to-market impact of economic hedges	0.01	—	—	0.01
Net change in unrealized impairments of available-for-sale securities	—	—	—	—
New Mexico corporate income tax rate change	—	—	—	—
Regulatory disallowance	—	—	—	—
State tax credit and NOL impairment	0.01	—	—	0.01
Loss related to businesses previously disposed of	—	—	0.01	0.01
Total Adjustments	0.02	—	0.01	0.03
Ongoing Earnings (Loss)	$0.14	$0.10	$(0.03)	$0.21
Average Diluted Shares Outstanding: 80,152,957

Quarter Ended March 31, 2014
GAAP Net Earnings (Loss) Attributable to PNMR:	$0.09	$0.09	$(0.02)	$0.16
Adjusting items
Mark-to-market impact of economic hedges	0.02	—	—	0.02
Net change in unrealized impairments of available-for-sale securities	—	—	—	—
New Mexico corporate income tax rate change	—	—	—	—
Total Adjustments	0.02	—	—	0.02
Ongoing Earnings (Loss)	$0.11	$0.09	$(0.02)	$0.18
Average Diluted Shares Outstanding: 80,387,297

PNM Resources, Inc. and Subsidiaries
Schedule 3
Condensed Consolidated Statement of Earnings
(Preliminary and Unaudited)

	Three Months Ended March 31,
	2015	2014
	(In thousands, except per share amounts)
Electric Operating Revenues	$332,868	$328,897
Operating Expenses:
Cost of energy	115,645	112,614
Administrative and general	43,859	43,859
Energy production costs	42,669	47,288
Regulatory disallowances	215	—
Depreciation and amortization	45,461	41,965
Transmission and distribution costs	16,487	16,906
Taxes other than income taxes	18,963	17,512
Total operating expenses	283,299	280,144
Operating income	49,569	48,753
Other Income and Deductions:
Interest income	1,750	2,117
Gains on available-for-sale securities	4,024	2,573
Other income	4,961	1,574
Other (deductions)	(3,662)	(2,931)
Net other income and deductions	7,073	3,333
Interest Charges	30,273	29,535
Earnings before Income Taxes	26,369	22,551
Income Taxes	8,517	6,420
Net Earnings	17,852	16,131
(Earnings) Attributable to Valencia Non-controlling Interest	(3,380)	(3,531)
Preferred Stock Dividend Requirements of Subsidiary	(132)	(132)
Net Earnings Attributable to PNMR	$14,340	$12,468
Net Earnings Attributable to PNMR per Common Share:
Basic	$0.18	$0.16
Diluted	$0.18	$0.16
Dividends Declared per Common Share	$0.200	$0.185